                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Nationwide Financial Services, Inc.:

         We consent to the incorporation by reference in this Registration Statement on Form S-3 of Nationwide Financial Services Inc., Nationwide Financial Services Capital Trust II and Nationwide Financial Services Capital Trust III, of our reports dated January 30, 1998, with respect to the consolidated balance sheets of Nationwide Financial Services, Inc. and subsidiaries (collectively, the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and all related schedules, which reports appear in the 1997 Annual Report to Shareholders of Nationwide Financial Services, Inc. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.


                                           /s/ KPMG Peat Marwick LLP



Columbus, Ohio
May 14, 1998